Exhibit 23.1

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

Golden Queen Mining Co. Ltd.

Vancouver, British Columbia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2016, relating to the consolidated financial statements of Golden Queen Mining Co. Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Canada LLP

Vancouver, British Columbia

May 2, 2016